     As filed with the Securities and Exchange Commission on August 16, 1996

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                           ---------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                            LAMAR ADVERTISING COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                                                    72-1205791
(State or Other Jurisdiction of Incorporation)                   (I.R.S. Employer Identification No.)

               5551 CORPORATE BLVD., BATON ROUGE, LOUISIANA 70808
                    (Address of Principal Executive Offices)

                           ---------------------------

                           1996 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                              KEVIN P. REILLY, JR.
                 Chairman, President and Chief Executive Officer
                            Lamar Advertising Company
                            5551 Corporate Boulevard
                          Baton Rouge, Louisiana 70808
                                 (504) 926-1000
            (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:

                              STANLEY KELLER, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                           ---------------------------

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                                                   CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                    Proposed            Proposed maximum
Title of each class of securities to      Amount to be          maximum offering       aggregate offering          Amount of
          be registered                    registered          price per share(1)           price(1)            registration fee
- ------------------------------------------------------------------------------------------------------------------------------------
   Class A Common Stock, $0.001
   par value                            2,000,000 shares             $21.25               $42,500,000              $14,655.17
- ------------------------------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on August 9, 1996 as reported by the Nasdaq National Market.
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



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission are incorporated herein by reference:

         (a) The Registrant's Prospectus dated August 2, 1996 relating to 4,735,000 shares of its Class A Common Stock, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), on August 5, 1996, which contains audited financial statements for the Registrant's fiscal year ended October 31, 1996, the latest fiscal year for which such statements have been filed by the Registrant.

         (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus referred to in
(a) above.

         (c) The description of the Registrant's Class A Common Stock contained in its Registration Statement on Form 8-A (File No. 0-20833) filed on June 7, 1996, as amended by Form 8-A/A filed on July 31, 1996, including any further amendment or report filed hereafter for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Class A Common Stock offered hereunder have been sold or which deregisters all shares of Class A Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") grants the Company the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Company where the person involved in adjudged to be liable to the Company except to the extent approved by a court.

         The Company's Amended and Restated By-Laws provide that any person who is made a party to any action or proceeding because such person is or was a director or officer of the Company will be indemnified and held harmless against all claims, liabilities and expenses, including those expenses incurred in defending a claim and amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, if such person has not acted, or in the judgement or the shareholders or directors of the Company has not acted, with willful or intentional misconduct. The indemnification provided for in the Company's Amended and Restated By-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law.

         The Company's Amended and Restated Certificate of Incorporation provides that directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index on page 6.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on this 16th day of August, 1996.

                               LAMAR ADVERTISING COMPANY
                               (Registrant)


                               By:/s/ Kevin P. Reilly, Jr.
                                  ----------------------------------------------
                                  Kevin P. Reilly, Jr., Chairman, President and
                                  Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Lamar Advertising
Company, hereby severally constitute and appoint Kevin P. Reilly, Jr., Keith A.
Istre, Charles W. Lamar, III, Ben R. Miller, Jr. and Stanley Keller, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

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         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities indicated on this 16th day of August, 1996:

Signature                                                   Capacity
- ---------                                                   --------

/s/ Kevin P. Reilly, Jr.                     President, Chief Executive Officer
- ----------------------------------           (Principal Executive Officer) and Director
Kevin P. Reilly, Jr.

/s/ Keith A. Istre                           Chief Financial Officer
- ----------------------------------           (Principal Financial Officer and Principal
Keith A. Istre                               Accounting Officer) and Director

                                             Director
- ----------------------------------
Dudley W. Coates

/s/ Charles W. Lamar, III                    Director
- ----------------------------------
Charles W. Lamar, III

/s/ Gerald H. Marchand                       Director
- ----------------------------------
Gerald H. Marchand

/s/ Jack S. Rome, Jr.                        Director
- ----------------------------------
Jack S. Rome, Jr.

                                             Director
- ----------------------------------
William R. Schmidt

/s/ T. Everett Stewart, Jr.                  Director
- ----------------------------------
T. Everett Stewart, Jr.

                                             EXHIBIT INDEX

EXHIBIT                                                                                        PAGE
NUMBER                      DESCRIPTION                                                        NUMBER
- ------                      -----------                                                        ------

4.1       Amended and Restated Certificate of Incorporation of Lamar Advertising
          Company.  Filed as Exhibit 3.1 to the Registrant's Registration Statement on
          Form S-1 (File No. 333-05479) and incorporated herein by reference.

4.2       Amended and Restated By-Laws of Lamar Advertising Company.  Filed as
          Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No.
          333-05479) and incorporated herein by reference.

5         Opinion of Palmer & Dodge LLP as to the legality of the securities registered
          hereunder.  Filed herewith.                                                            7

23.1      Consent of KPMG Peat Marwick LLP, independent accountants.  Filed herewith.            8

23.2      Consent of Palmer & Dodge LLP (contained in Exhibit 5).

24        Power of Attorney (included in the signature page hereto).

99        Lamar Advertising Company 1996 Equity Incentive Plan. Filed as Exhibit
          10.14 to the Registrant's Registration Statement on Form S-1 (File No. 333-
          05479) and incorporated herein by reference.
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